EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Option Plan, 1996 Restricted Stock Option Plan for Health Care Professionals, and the 1998 Outside Directors Stock Opetion Plan of our report dated March 31, 1998, with respect to the consolidated financial statements of Complete Wellness Centers, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Washington, D.C.
August 13, 1999


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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 1999, with respect to the consolidated financial statements of Complete Wellness Centers, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                AMPER, POLITZINER & MATTIA P.A.

August 16, 1999
Edison, New Jersey